Form of Performance-Vested RSU Award – Non-CEO             Exhibit 10.19
NOBLE CORPORATION

PERFORMANCE-VESTED RESTRICTED STOCK UNIT AWARD

Emergence Grant

THIS INSTRUMENT (this “Instrument”), made effective as of the 19th day of February, 2021 (the “Effective Date”), by Noble Corporation, a company incorporated under the laws of the Cayman Islands (the “Company”) evidences the performance-vested Restricted Stock Units (as defined in the Plan) awarded hereunder to __________ (“Employee”) and sets forth the restrictions, terms and conditions that apply thereto.

W I T N E S S E T H:

WHEREAS, the committee (the “Committee”) acting under the Noble Corporation 2021 Long-Term Incentive Plan, as amended (the “Plan”), has determined that it is desirable to award performance-vested Restricted Stock Units to Employee pursuant to the Plan; and

WHEREAS, pursuant to the Plan, the Committee has determined that the performance-vested Restricted Stock Units so awarded shall be subject to the restrictions, terms and conditions set forth in this Instrument.

NOW, THEREFORE, the award of performance-vested Restricted Stock Units is hereby granted to Employee as follows:

1.     Performance-Vested Restricted Stock Unit Award. On the terms and conditions and subject to the restrictions, including forfeiture, hereinafter set forth, the Company hereby awards _______ Restricted Stock Units (such number the “Target Restricted Stock Units”, and generally, the “Awarded Restricted Stock Units”) to Employee pursuant to the Plan. The Awarded Restricted Stock Units are being awarded to Employee effective as of the Effective Date and the final number of Awarded Restricted Stock Units that vest, if any, will be adjusted based on the achievement of the “Performance Measures” as defined in the attached Schedule I, subject to the provisions of this Instrument. The Awarded Restricted Stock Units are awarded without the payment of any cash consideration by Employee, except that payment of nominal value in respect of the Shares hereunder may be required by the Committee or pursuant to procedures of the Committee in respect of the allotment and issuance, transfer or delivery of such Shares. This award of Restricted Stock Units made to Employee is hereby designated by the Committee to be a Performance Award for purposes of the Plan.

2.     Vesting and Forfeiture. The Awarded Restricted Stock Units shall be subject to being forfeited by Employee during the Performance Cycle as set forth in the attached Schedule I, and shall vest or be forfeited by Employee as follows:

(a)    If Employee remains continuously employed by the Company or an affiliate from the Effective Date through the end of the Performance Cycle, the Awarded Restricted Stock Units shall vest and the forfeiture restrictions applicable to them under this Instrument shall terminate to the extent of the percentage of
Active 60763873.3

Form of Performance-Vested RSU Award – Non-CEO             Exhibit 10.19
performance achieved under the Performance Measures as determined by the Committee, and any Awarded Restricted Stock Units that do not vest at the end of the Performance Cycle shall be forfeited by Employee.

(b)    If Employee’s employment with the Company or an affiliate terminates during the Performance Cycle by reason of the death, Disability or Retirement (as defined below) of Employee, then Employee shall become vested in a number of Awarded Restricted Stock Units equal to (x) the actual percentage of performance achieved under the Performance Measures as determined with respect to any interim performance period during the Performance Cycle that has elapsed or a Performance Measure that has been determined to have been achieved (each a “Determined Result”) as of the date of Employee’s termination, plus (y) with respect to performance periods during the Performance Cycle or Performance Measures that are not Determined Results as of the date of Employee’s termination, a corresponding number of the Target Restricted Stock Units multiplied by a fraction (not to exceed 1.0), (A) the numerator of which is the number of calendar months of Employee’s employment with the Company and its affiliates during the Performance Cycle, and (B) the denominator of which is 35. The remaining number of Awarded Restricted Stock Units shall not vest and shall be forfeited by Employee.
(c)    If Employee’s employment with the Company or an affiliate terminates during the Performance Cycle (i) by reason of the Company’s termination of Employee’s employment other than with Cause (as defined below) or (ii) by reason of Employee’s termination of Employee’s employment with Good Reason (as defined below), then as of the end of the Performance Cycle a number of the Awarded Restricted Stock Units shall vest and the forfeiture restrictions applicable to them under this Instrument shall terminate equal to (x) with respect to any Determined Result as of the date of Employee’s termination, the actual percentage of performance achieved plus (y) with respect to performance periods during the Performance Cycle or Performance Measures that are not Determined Results as of the date of Employee’s termination, the actual percentage of performance achieved as determined pursuant to Section 2(a) above multiplied by a fraction (not to exceed 1.0), (A) the numerator of which is the number of calendar months of Employee’s employment with the Company and its affiliates during the Performance Cycle and (B) the denominator of which is 35. The remaining number of Awarded Restricted Stock Units shall not vest and shall be forfeited by Employee.

(d)    If Employee’s employment with the Company or an affiliate terminates during the Performance Cycle and within 12 months after a Change in Control (as defined in the attached Schedule II) (i) by reason of the Company’s termination of Employee’s employment other than with Cause or (ii) by reason of Employee’s termination of Employee’s employment with Good Reason, then, as soon as practicable after such termination (or, if later, after such Change in Control), Employee shall become vested in a number of Awarded Restricted Stock Units equal to (x) with respect to any Determined Result as of the date of Employee’s termination (or if later, as of the date of the Change in Control) the actual percentage of performance achieved, plus (y) with respect to performance periods during the Performance Cycle or Performance Measures that are not Determined Results as of

Form of Performance-Vested RSU Award – Non-CEO             Exhibit 10.19
the date of Employee’s termination (or, if later, as of the date of the Change in Control), a corresponding number of the Target Restricted Stock Units. If Employee’s employment with the Company or an affiliate terminates within the period commencing 60 days prior to the execution of a merger agreement or other definitive documentation evidencing an anticipated Change in Control, and if it is reasonably demonstrated by Employee that Employee’s termination was at the request of a third party who has taken steps reasonably calculated to effect the Change in Control or otherwise in contemplation of the Change in Control, then as of the end of the Performance Cycle Employee shall become entitled to vest in a number of Awarded Restricted Stock Units determined in accordance with this Section 2(d), which shall be paid to Employee within 60 days after the end of the Performance Cycle; provided, that there shall be no duplication of benefits under this Section 2(d) and under Section 2(c) above.

(e)    If Employee’s employment with the Company or an affiliate terminates during the Performance Cycle for any reason other than as set forth in Section 2(b), 2(c) or 2(d) above, all of the Awarded Restricted Stock Units shall be forfeited by Employee. If Employee’s employment with the Company or an affiliate terminates for any reason as set forth in Section 2(b), 2(c) or 2(d) above after the end of the Performance Cycle and prior to the date of settlement of the Awarded Restricted Stock Units pursuant to Section 2(a), Employee shall remain entitled to the number of Awarded Restricted Stock Units as determined in accordance with Section 2(a).

(f)    For purposes of this Instrument, (i) “Cause” and “Good Reason” shall have the meanings ascribed thereto in the employment agreement between Noble Services Company LLC and Employee dated as of February 5, 2021 and (ii) “Retirement” shall mean the termination of Employee’s employment with the Company or an affiliate for any reason (other than death, Disability or Cause) on or after the date as of which (x) the sum of Employee’s age and the number of Employee’s years of continuous service with the Company and its affiliates (including continuous service with a predecessor employer that is taken into account pursuant to an acquisition or other transaction agreement) equals or exceeds 65 and (y) Employee has attained age 55.

For purposes of this Instrument, transfers of employment without interruption of service between or among the Company and any of its affiliates shall not be considered a termination of employment.

3.    Allotment and Issuance of Shares. With respect to any Awarded Restricted Stock Unit that vests pursuant to the provisions of Section 2(a) or Section 2(c) hereof, as soon as practicable after the percentage of performance achieved under the Performance Measures as attached on Schedule I has been determined and certified in writing by the Committee and during the period beginning at the end of the Performance Cycle and ending no later than 75 days after the end of the Performance Cycle, the Company shall, subject to Section 6(b) herein, allot and issue or transfer to Employee one Share in settlement of such Awarded Restricted Stock Unit and such Awarded Restricted Stock Unit shall be canceled. With respect to an Awarded Restricted Stock Unit that vests pursuant to the provisions of Section 2(b) hereof, as soon as practicable following the occurrence of such vesting event (but in no

Form of Performance-Vested RSU Award – Non-CEO             Exhibit 10.19
event later than 90 days after such event occurs) the Company shall, subject to Section 6(b) herein, allot and issue or transfer to Employee one Share in settlement of such Awarded Restricted Stock Unit and such Awarded Restricted Stock Unit shall be canceled. With respect to an Awarded Restricted Stock Unit that vests pursuant to the provisions of Section 2(d) hereof, except as otherwise provided in Section 2(d), as soon as practicable following the occurrence of such vesting event (but in no event later than 60 days after such event occurs), the Company shall, subject to Section 6(b) herein, allot and issue or transfer to Employee one Share in settlement of such Awarded Restricted Stock Unit and such Awarded Restricted Stock Unit shall be canceled; provided, however, that if Employee is Retirement Eligible (as defined below) (i) all payments shall be made in compliance with Code Section 409A and (ii) the payment event related to Disability in Section 2(b) shall be based on Employee’s Disability within the meaning of Treasury Regulation § 1.409A-3(i)(4)(i). For purpose of this Instrument, Employee shall be “Retirement Eligible” if Employee will satisfy the age and service requirements for Retirement prior to the end of the Performance Cycle.

The applicable vesting or forfeiture of the Awarded Restricted Stock Units that are outstanding at the end of the Performance Cycle shall be determined and certified in writing by the Committee as soon as reasonably practicable after the end of the Performance Cycle, but in no event later than 75 days after the end of the Performance Cycle.

Shares issued pursuant to this Instrument may not be registered under the United States Securities Act of 1933, and the issuance of Shares under this Instrument is subject to any restrictions or conditions required by the Committee pursuant to Section 15 of the Plan.

4.     No Rights as Shareholder. Employee shall have no rights as a shareholder of the Company, including, without limitation, voting rights or the right to receive dividends and distributions as a shareholder, with respect to the Shares subject to the Awarded Restricted Stock Units, unless and until and to the extent such Shares are allotted and issued or transferred to Employee as provided herein.

5.     Dividend Equivalents. In connection with the Awarded Restricted Stock Units the Company hereby awards to Employee Dividend Equivalents with respect to any cash dividends payable with respect to the Shares. Such cash Dividend Equivalents shall be payable at the same time, and shall be subject to the same conditions, that are applicable to the Awarded Restricted Stock Units, and shall be payable in the form of a number of Shares (rounded down to nearest whole Share) equal to the amount of such cash Dividend Equivalents divided by the Fair Market Value of a Share at vesting. Accordingly, the right to receive such cash Dividend Equivalent payments shall be forfeited to the extent that the Awarded Restricted Stock Units do not vest, are forfeited or are otherwise cancelled pursuant to this Instrument. The award of cash Dividend Equivalents made to Employee pursuant to this Section 5 is not a Performance Award for the purposes of the Plan.

6.     Arrangements and Procedures Regarding Withholding Taxes.

(a)     Employee shall make arrangements satisfactory to the Committee for the payment of taxes of any kind that are required by law to be withheld with respect to the Awarded Restricted Stock Units or the Dividend Equivalents awarded under this Instrument, including, without limitation, taxes applicable to (i) the awarding of

Form of Performance-Vested RSU Award – Non-CEO             Exhibit 10.19
the Awarded Restricted Stock Units or the allotment and issuance or transfer of Shares in settlement thereof, or (ii) the awarding of the Dividend Equivalents or the payments made with respect thereto.

(b)     Unless and until the Committee shall determine otherwise and provide notice to Employee in accordance with Section 6(c), any obligation of Employee under Section 6(a) that arises with respect to the allotment and issuance, transfer or delivery of Shares in settlement of Awarded Restricted Stock Units that have become vested may be satisfied, in accordance with procedures adopted by the Committee, by (i) Employee’s forfeiture or surrender of the right to require the Company to allot and issue, transfer or deliver Shares subject to such Awarded Restricted Stock Units, (ii) causing such Awarded Restricted Stock Units to be settled partly in cash, or (iii) otherwise withholding a portion of such Shares. In the case of Shares as to which the right to require allotment and issuance, transfer or delivery is forfeited or surrendered pursuant to clause (i) and Shares withheld pursuant to clause (iii), such Shares or rights shall be valued at the Fair Market Value (of such Shares or the Shares to which such rights relate, as the case may be) as of the date on which the taxable event that gives rise to the withholding requirement occurs.

(c)     The Committee may determine, after the Effective Date and on notice to Employee, to authorize one or more arrangements (in addition to or in lieu of the arrangement described in Section 6(b)) satisfactory to the Committee for Employee to satisfy the obligation of Employee under Section 6(a).

(d)     If Employee does not, for whatever reason, satisfy the obligation of Employee under Section 6(a), then the Company and its affiliates shall, to the extent permitted by law, have the right to deduct from any payments of any kind otherwise due to Employee the amount required to satisfy the obligation of Employee under such Section 6(a).

7.     Non-Assignability. This Instrument is not assignable or transferable by Employee. No right or interest of Employee under this Instrument or the Plan may be assigned, transferred or alienated, in whole or in part, either directly or by operation of law (except pursuant to a qualified domestic relations order within the meaning of Section 414(p) of the Code or a similar domestic relations order under applicable foreign law, either in such form as is acceptable to the committee), and no such right or interest shall be liable for or subject to any debt, obligation or liability of Employee.

8.     Defined Terms; Plan Provisions. Unless the context clearly indicates otherwise, the capitalized terms used (and not otherwise defined) in this Instrument shall have the meanings assigned to them under the provisions of the Plan. The Awarded Restricted Stock Units and the Dividend Equivalents subject to this Instrument shall be governed by and subject to all applicable provisions of the Plan. This Instrument is subject to the Plan, and the Plan shall govern where there is any inconsistency between the Plan and this Instrument.

9.     Governing Law. This Instrument shall be governed by and construed and enforced in accordance with the laws of the State of Texas, without regard to the principles of

Form of Performance-Vested RSU Award – Non-CEO             Exhibit 10.19
conflicts of laws thereof, except to the extent Texas law is preempted by federal law of the United States or by the laws of the Cayman Islands.

10.     Binding Effect. This Instrument shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, personal representatives, successors and permitted assigns.

11.     Prior Communications; Amendment. This Instrument, together with any Schedules and Exhibits and any other writings referred to herein or delivered pursuant hereto, evidences the Award granted hereunder, which shall be subject to the restrictions, terms and conditions hereof, and supersedes all prior agreements and understandings, whether written or oral, between the parties with respect to the subject matter hereof. To the fullest extent provided by applicable law, this Instrument may only be amended, modified and supplemented in accordance with the applicable terms and conditions set forth in the Plan.

12.     Notices. All notices and other communications hereunder shall be in writing and shall be deemed given if directed in the manner specified below, to the parties at the following addresses and numbers:

(a)     If to the Company, when delivered by hand or mail (registered or certified mail with postage prepaid) to:

Noble Services Company LLC
13135 Dairy Ashford Rd. #800
Sugar Land, TX 77478
Attention: Corporate Secretary
Email: Legal@noblecorp.com

(b)     If to Employee, when delivered by hand or mail (registered or certified mail with postage prepaid) to:

The last known address and number for Employee as maintained in the personnel records of the Company

For purposes of this Section 12, the Company shall provide Employee with written notice of any change of the Company’s address, and Employee shall be responsible for providing the Company with proper notice of any change of Employee’s address pursuant to the Company’s personnel policies, and from and after the giving of such notice the address or addresses therein specified will be deemed to be the address of such party for the purposes of giving notice hereunder.

13.     Severability. If any provision of this Instrument is held to be unenforceable, this Instrument shall be considered divisible and such provision shall be deemed inoperative to the extent it is deemed unenforceable, and in all other respects the restrictions, terms and conditions set forth in this Instrument shall remain in full force and effect; provided, however, that if any such provision may be made enforceable by limitation thereof, then such provision shall be deemed to be so limited and shall be enforceable to the maximum extent permitted by applicable law.

Form of Performance-Vested RSU Award – Non-CEO             Exhibit 10.19

14.     Descriptive Headings. The descriptive headings herein are inserted for convenience of reference only, do not constitute a part of this Instrument, and shall not affect in any manner the meaning or interpretation of this Instrument.

15.     Gender. Pronouns in masculine, feminine and neuter genders shall be construed to include any other gender, and words in the singular form shall be construed to include the plural and vice versa, unless the context otherwise requires.

16.     References. The words “this Instrument,” “herein,” “hereof,” “hereby,” “hereunder” and words of similar import refer to this Instrument as a whole and not to any particular subdivision unless expressly so limited. Whenever the words “include,” “includes” and “including” are used in this Instrument, such words shall be deemed to be followed by the words “without limitation.”

17.     Unfunded Awards. The awards made under this Instrument are unfunded and unsecured obligations and rights to provide or receive compensation in accordance with the provisions hereof, and to the extent that Employee acquires a right to receive compensation from the Company or an affiliate pursuant to this Instrument, such right shall be no greater than the right of any unsecured general creditor of the Company or such affiliate.

18.     Compliance with Code Section 409A. The compensation payable to or with respect to Employee pursuant to the Awarded Restricted Stock Units is intended to be compensation that is compliant with Code Section 409A or not subject to the tax imposed by Code Section 409A, and this Instrument shall be administered and construed to the fullest extent possible to reflect and implement such intent. Notwithstanding any provisions of this Instrument to the contrary, any payments made hereunder shall be made in accordance with Section 17 of the Plan.

IN WITNESS WHEREOF, the Company has signed and delivered this Instrument as of the date first above written.

NOBLE CORPORATION

______________________
William E. Turcotte
    Senior Vice President, General Counsel
    and Corporate Secretary

Form of Performance-Vested RSU Award – Non-CEO             Exhibit 10.19
SCHEDULE I
NOBLE CORPORATION
PERFORMANCE MEASURES FOR THE 2021-2023 PERFORMANCE CYCLE
AWARD OF PERFORMANCE-VESTED RESTRICTED STOCK UNITS

The Committee has determined and specifies that the following Performance Cycle, Target Restricted Stock Units, and Performance Measures (each as defined below) shall be applied with respect to the Awarded Restricted Stock Units:
1.    Performance Cycle. The “Performance Cycle” applicable to the Awarded Restricted Stock Units shall be the three-year period beginning immediately following the Company’s emergence from bankruptcy on February 5, 2021 and ending on December 31, 2023.
2.    Target Restricted Stock Units. The “Target Restricted Stock Units” shall equal 100% of the number of the Awarded Restricted Stock Units specified in Section 1 of the Instrument. As further discussed below the number of Target Restricted Stock Units shall be multiplied by the vesting percentage to determine the number of the Awarded Restricted Stock Units that will vest, if at all, at the end of the Performance Cycle.
3.    Performance Measures. The “Performance Measures” applicable to the Awarded Restricted Stock Units shall be 50% based on TSR Performance Measure and 50% based on the Strategic Goals (each as defined below), which shall be used to determine the extent of the vesting of the Awarded Restricted Stock Units that are outstanding as of the end of the Performance Cycle. Each Performance Measure shall be applied to determine its respective performance percentage. As further discussed below, the performance percentages for each of the Performance Measures shall be weighted to determine the relevant final vesting percentage.
The TSR Performance Measure and the Strategic Goals for the Performance Cycle shall be determined by the Committee as soon as reasonably practicable after the end of the Performance Cycle, but in no event later than 75 days after the end of the Performance Cycle.
4.    TSR Performance Measure. The “TSR Performance Measure” will be measured as absolute cumulative total shareholder return (“TSR”) for the Shares of the Company for each calendar year during the Performance Cycle and for the entire Performance Cycle, as set forth below. The percentage of final TSR Performance Measure achievement will be weighted 20% based on TSR for each of the 2021, 2022 and 2023 calendar years (with TSR for the 2021 calendar year measured from the Effective Date through December 31, 2021), and 40% based on TSR over the entire Performance Cycle.
TSR for the Company shall be determined as follows, where (i) the “Beginning Price” for the Performance Cycle and for the portion of the 2021 calendar year included in the

Form of Performance-Vested RSU Award – Non-CEO             Exhibit 10.19
Performance Cycle shall be $13.46, (ii) the “Beginning Price” for the 2022 and 2023 calendar year periods during the Performance Cycle shall be the average Fair Market Value of the Shares on the first 20 trading days of such periods, as determined by the Committee, and (iii) the “Ending Price” for the Performance Cycle and each calendar year period during the Performance Cycle shall be the average Fair Market Value of the Shares on the last 20 trading days of such periods, as determined by the Committee:

TSR for the calendar year and Performance Cycle, as applicable	=	((Ending Price – Beginning Price) + dividends and cash distributions per share paid*) ÷ Beginning Price

*    Stock dividends paid in common equity securities rather than cash in which there is a distribution of less than 25 percent of the fully diluted outstanding shares (as calculated prior to the distribution) shall be treated as cash for purposes of this calculation.
Achievement of the TSR Performance Measure will be calculated as follows:

TSR	TSR Performance Measure Achievement Percentage	Performance Level
>=20%	200%	Maximum
16%	150%
12%	100%	Target
8%	50%	Threshold
<8%	0%	Below Threshold

For TSR performance between 20% and 16%, between 16% and 12%, and between 12% and 8%, the TSR Performance Measure percentage will be determined by straight line interpolation.
Final achievement of the TSR Performance Measure will be weighted as follows:

Measurement Period	Weighted Percentage of Final TSR Performance Measure Determination
February 5, 2021 through December 31, 2021	20%
2022 Calendar Year	20%
2023 Calendar Year	20%
Performance Cycle (February 5, 2021 through December 31, 2023)	40%

Form of Performance-Vested RSU Award – Non-CEO             Exhibit 10.19

5.    Strategic Goals. The “Strategic Goals Performance Measure” will be based on achievement of Asset Growth, weighted at 50%, Controlling Costs, weighted at 30%, and ESG Goals, weighted at 20%, each as described in more detail below, in accordance with the percentage of vesting corresponding to the level of achievement as follows:

Achievement vs. Expectation	Strategic Goals Performance Measure Achievement Percentage
Outstanding	200%
Exceeds	150%
Expectation	100%
Partial	50%
Below	0%

The Committee has the discretion to determine a Strategic Goals Performance Measure at any percentage between 0% and 200% as the Committee determines best reflects the achievement of the applicable Strategic Goal.
(a)    Asset Growth. “Asset Growth” is based on increasing the Company’s fleet size and on closing transactions that increase the Company’s market share, with an expectation of doubling the Company’s fleet size. While the Committee retains the discretion to measure the significance of each transaction, general Asset Growth goals include Partial achievement at 25% based on closing the first transaction, up to 100% (Expectation) achievement for closing a second significant transaction and up to 200% (Outstanding) achievement for closing a third significant transaction.
(b)    Controlling Costs. “Controlling Costs” is based on sustainable reductions to shore-based overhead per drilling rig and will be calculated excluding share-based compensation. While the Committee retains discretion to adjust Controlling Costs expectations as appropriate, including to account for a change in the Company’s fleet mix, a 10% reduction will result in 50% (Partial) achievement, a reduction of 20% (Expectation) will result in 100% achievement, and a reduction of 40% or more (Outstanding) will result in 200% achievement of Controlling Costs. Achievement between the Outstanding and Expectation levels and between the Expectation and Partial levels will result in interpolated achievement percentages.
(c)    ESG Goals. “ESG Goals” will be measured by the Committee based (i) 50% on continued development of a sustainable environmental, social and governance platform, including developing Company ESG metrics and targets for long-term improvement, creating a framework and ensuring accurate data to promote emission reductions and related costs, and setting objective emissions and loss of containment and other goals to drive Company improvements, and (ii) 50% on

Form of Performance-Vested RSU Award – Non-CEO             Exhibit 10.19
workforce diversity and inclusion, with goals to increase hiring, training and promotion of nationals in each operating country and increase women and other underrepresented populations in the Company’s workforce.
    6.    Vesting Calculation. The number of the Awarded Restricted Stock Units that will vest at the end of the Performance Cycle shall be based on (i) the number of Target Restricted Stock Units multiplied by (ii) the weighted performance achievement percentages for the TSR Performance Measure and the Strategic Goals Performance Measure during the Performance Cycle as determined in accordance with this Schedule I by the Committee.
    7.    Committee Discretion. Notwithstanding the foregoing, if the Committee determines that the Performance Measures, related performance levels, Company transactions or other factors affecting determination of the vesting of Awarded Restricted Stock Units would lead to unintended consequences or frustrate the purposes of the Plan, the Committee reserves the discretion to either (i) modify the Performance Measures or performance levels as the Committee deems appropriate or (ii) specify that one or more affected Performance Measures will be deemed to be achieved at the target (Expectation) level.

Form of Performance-Vested RSU Award – Non-CEO
SCHEDULE II
NOBLE CORPORATION
AWARD OF PERFORMANCE-VESTED RESTRICTED STOCK UNITS

DEFINITION OF CHANGE IN CONTROL
For purposes of this Instrument, notwithstanding the definition in the Plan, a “Change in Control” shall be deemed to have occurred upon the occurrence of any of the following events:
(i)    the acquisition, in a transaction or a series of related or unrelated transactions that are consummated during any period of 18 consecutive months, by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act) (a “Person”) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of either (A) a number of registered Shares of the Company that exceeds 50% of the number of registered Shares of the Company (the “Outstanding Shares”) outstanding as of the Effective Date or (B) a number of shares of voting securities of the Company entitled to vote generally in the election of directors (the “Outstanding Voting Securities”) that represents more than 50% of the combined voting power of such Outstanding Voting Securities outstanding as of the Effective Date; provided, however, that for purposes of this paragraph (i) the following acquisitions shall not constitute a Change in Control: (x) any acquisition by the Company, (y) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any company controlled by the Company, or (z) any acquisition by any company pursuant to a reorganization, merger, amalgamation or consolidation, if, following such reorganization, merger, amalgamation or consolidation, the conditions described in clauses (A), (B), (C) and (D) of subparagraph (iii) of this definition are satisfied;
(ii)    individuals who, as of the Effective Date, constitute the Board (the “Incumbent Board”) cease for any reason to constitute a majority of such Board; provided, however, that any individual becoming a director of the Company subsequent to the Effective Date whose election, or nomination for election by the Company’s shareholders, was approved by a vote of a majority of the directors of the Company then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of either an actual or threatened election contest or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board;
(iii)    consummation of a reorganization, merger, amalgamation or consolidation of the Company (a “Transaction”), with or without approval by the shareholders of the Company, in each case, unless, immediately following such Transaction,
(A)the sum of
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Form of Performance-Vested RSU Award – Non-CEO             Exhibit 10.19
a.the shares of common stock (or equivalent security) of the company resulting from such Transaction (the “Resulting Entity”) that are issued in such Transaction to, or retained in such Transaction by, shareholders of any company, other than the Company (each, a “counter-party”), that is a party to such Transaction, plus
b.the shares of common stock (or equivalent security) of the Resulting Entity that are issued in such Transaction to, or retained in such Transaction by, the holders of any Shares in the Company that were issued in any Relevant Prior Transaction (as defined below) to the shareholders of a counter-party in such Relevant Prior Transaction, is less than a majority of the shares of common stock (or equivalent security) of the Resulting Entity (See “Further Information regarding Clauses (iii)(A) and (iii)(B)” below);
(B)the sum of
a.the combined voting power of the then outstanding voting securities of the Resulting Entity entitled to vote generally in the election of directors that are issued in such Transaction to, or retained in such Transaction by, shareholders of any counter-party to such Transaction, plus
b.the combined voting power of the then outstanding voting securities of the Resulting Entity entitled to vote generally in the election of directors that are issued in such Transaction to, or retained in such Transaction by, the holders of any Shares in the Company that were issued in any Relevant Prior Transaction to the shareholders of a counter-party in such Relevant Prior Transaction, is less than a majority of the combined voting power of the then outstanding voting securities of the Resulting Entity entitled to vote generally in the election of directors (See “Further Information regarding Clauses (iii)(A) and (iii)(B)” below);
(C)no Person (excluding the Company, any employee benefit plan (or related trust) of the Company or the Resulting Entity, and any Person beneficially owning, as of the Effective Date, directly or indirectly, 25% or more of the Outstanding Shares or Outstanding Voting Securities, as the case may be) beneficially owns, directly or indirectly, 25% or more of, respectively, the then outstanding shares of common stock (or equivalent security) of the Resulting Entity or the combined voting power of the then outstanding voting securities of the Resulting Entity entitled to vote generally in the election of directors, and
(D)a majority of the members of the board of directors of the Resulting Entity were members of the Incumbent Board at the time of the execution of the initial agreement providing for such Transaction;

Form of Performance-Vested RSU Award – Non-CEO             Exhibit 10.19
(iv)    consummation of a sale or other disposition of all or substantially all the assets of the Company, with or without approval by the shareholders of the Company, other than to a company, with respect to which following such sale or other disposition, (A) more than 50% of, respectively, the then outstanding shares of common stock (or equivalent security) of such company and the combined voting power of the then outstanding voting securities of such company entitled to vote generally in the election of directors is then beneficially owned, directly or indirectly, by all or substantially all the individuals and entities who were the beneficial owners, respectively, of the Outstanding Shares and Outstanding Voting Securities as of the Effective Date in substantially the same proportion as their ownership, as of the Effective Date, of the Outstanding Shares and Outstanding Voting Securities, as the case may be, (B) no Person (excluding the Company, any employee benefit plan (or related trust) of the Company or such company, and any Person beneficially owning, as of the Effective Date, directly or indirectly, 25% or more of the Outstanding Shares or Outstanding Voting Securities, as the case may be) beneficially owns, directly or indirectly, 25% or more of, respectively, the then outstanding shares of common stock (or equivalent security) of such company or the combined voting power of the then outstanding voting securities of such company entitled to vote generally in the election of directors, and (C) a majority of the members of the board of directors of such company were members of the Incumbent Board at the time of the execution of the initial agreement or action of the Board providing for such sale or other disposition of assets of the Company; or
(v)    approval by the shareholders of the Company of a complete liquidation or dissolution of the Company.
Notwithstanding the foregoing, or anything to the contrary set forth herein, (y) a transaction or series of related transactions will not be considered to be a Change in Control if (i) the Company becomes a direct or indirect wholly owned subsidiary of a holding company and (ii) (A) immediately following such transaction(s), the outstanding shares of common stock (or equivalent security) of such holding company and the combined voting power of the outstanding voting securities of such holding company entitled to vote generally in the election of directors is then beneficially owned, directly or indirectly, by all or substantially all the individuals and entities who were the beneficial owners, respectively, of the Outstanding Shares and Outstanding Voting Securities immediately prior to such transaction in substantially the same proportion as their ownership immediately prior to such transaction of the Outstanding Shares and Outstanding Voting Securities, as the case may be, or (B) the shares of Outstanding Voting Securities outstanding immediately prior to such transaction constitute, or are converted into or exchanged for, a majority of the outstanding voting securities of such holding company immediately after giving effect to such transaction(s) and (z) for any payments or benefits that are considered nonqualified deferred compensation within the meaning of Section 409A of the Code and where Change in Control is a payment event or impacts the time and form of payment, a transaction or series of related transactions will not be considered to be a Change in Control unless such transaction or series of transactions would also be a “change in control” (whether by change in ownership, effective

Form of Performance-Vested RSU Award – Non-CEO             Exhibit 10.19
control or change in the ownership of a substantial portion of the assets) under Section 409A of the Code.
Further Information regarding Clauses (iii)(A) and (iii)(B): The following is an example of the effect of clause (iii)(A) above,
There are 100 Shares outstanding on Day 1. On Day 2, the Company enters into a merger (“Transaction 1”) with Company X. The Company issues 25 Shares to the holders of shares of Company X in Transaction 1. Consequently, the shareholding of the Company following Transaction 1 is the 100 Shares outstanding prior to Transaction 1 and 25 Shares issued in respect of the Company X shares outstanding prior to Transaction 1. Since less than a majority (25/125 or 20%) of the Shares outstanding immediately after Transaction 1 are attributable to Company X shares, the condition set out in clause (A) has not been satisfied.
The Company enters a merger with Company Z within 18 months following Transaction 1 (“Transaction 2”). Immediately after Transaction 2, the outstanding shares of common stock of the Resulting Entity attributable to former Company Z shares is 80 and the outstanding shares of common stock of the Resulting Entity attributable to shares of the Company is 125 (100 Shares outstanding before Transaction 1 and 25 Shares issued in Transaction 1). The sum of:
(A)the 80 shares of common stock in the Resulting Entity attributable to the shares of Company Z, plus
(B)the 25 shares of common stock in the Resulting Entity attributable to the 25 Shares of the Company issued to Company X holders in Transaction 1, is more than 50% (105/205=51%) of the common stock of the Resulting Entity. Therefore, the condition set out in clause (iii)(A) has not been satisfied.
For purposes of clauses (iii)(A) and (iii)(B),
(A)the term “Relevant Prior Transaction” means any reorganization, merger, amalgamation or consolidation of the Company that is consummated within 18 months prior to the date on which the relevant Transaction is consummated; and
(B)any shares issued by the Company that are not issued in exchange for shares of a counter-party in a Transaction would be ignored when making the percentage calculations set forth therein.